                               SUBSIDIARY GUARANTY

    THIS SUBSIDIARY GUARANTY is made and entered into as of September 30, 1996, by the entities listed on the signature pages hereof (collectively, the "Guarantors" and individually, a "Guarantor"), in favor of KEYBANK NATIONAL ASSOCIATION, as agent for the Banks (as that term is defined in the Loan Agreement described below) (in such capacity, the "Agent").

                                    RECITALS

    A. Gray Communications Systems, Inc., a Georgia corporation (the "Borrower"), owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of the Guarantors. The Borrower, the Agent, NationsBank, N.A. (South), as Co-Agent, and the Banks have entered into a Loan Agreement dated as of September 23, 1996 (as the same may be extended, amended, restated or modified from time to time, the "Loan Agreement"), which is hereby incorporated herein by this reference, pursuant to which the Banks have agreed to loan to the Borrower up to $53,500,000 on a reducing revolving credit basis and up to $71,500,000 on a revolving credit converting to a term loan basis.
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

    B. A portion of the proceeds of the Loans will be used to repay certain existing Indebtedness of the Borrower which has been guaranteed by the Guarantors. In addition, a portion of the proceeds of the Loans may be provided to the Guarantors for the acquisition of assets, for capital expenditures and for working capital purposes.

    C. It is a condition precedent to the extensions of credit to the Borrower under the Loan Agreement that the Guarantors, among other things, shall have executed and delivered this Guaranty.

    D. The Borrower and the Guarantors share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses. The Borrower provides certain centralized financial, accounting and management services to the Guarantors, and the making of the Loans will facilitate the expansion and enhance the overall financial strength and stability of the Borrower's corporate group, including the

Guarantors. Accordingly, the Guarantors will derive substantial benefits as a result of the extensions of credit to the Borrower under the Loan Agreement, which benefits are hereby acknowledged by the Guarantors, and the Guarantors, therefore, desire to enter into this Guaranty in order to satisfy the condition precedent described in the preceding paragraph.

                                   AGREEMENTS

    In consideration of the foregoing Recitals, and of the Loans made or to be made by the Banks to the Borrower under the Loan Agreement, which will be of material economic benefit to the Guarantors, the Guarantors agree as follows in favor of the Agent for the benefit of the Banks:

         1. GUARANTY OF PAYMENT. The Guarantors, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee as primary obligors, and not merely as sureties, the prompt performance and payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, and including interest, fees and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceeding), of (i) all indebtedness, Obligations and liabilities of the Borrower arising at any time, now or in the future, pursuant to the Loan Agreement, the Notes or any Collateral Document, including, without limitation, the Borrower's obligations under any outstanding Letters of Credit; (ii) all indebtedness, Obligations and liabilities of the Borrower arising at any time, now or in the future, pursuant to any agreement with any Bank or an Affiliate of any Bank with respect to interest rate swap agreements or other agreements regarding Rate Hedging Obligations; (iii) all reasonable costs and expenses incurred by the Agent or any Bank, including, without limitation, reasonable attorneys fees and legal expenses, in the exercise, preservation or enforcement of any of the rights, powers or remedies of the Agent or the Banks, or in the enforcement of the obligations of the Guarantors, hereunder and under any other Collateral Document to which any Guarantor is a party; and (iv) any renewals, continuations or extensions of any of the foregoing (all of which are referred to herein as the "Guaranteed Obligations").

          2. FRAUDULENT TRANSFER LAWS. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to applicable law, this Guaranty or any other agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties. This Section 2 shall be construed with the goal of maximizing the amount payable by each Guarantor hereunder without rendering it insolvent, leaving it with an unreasonably small amount of capital with which to conduct its business or leaving it unable to pay its debts as they mature, and in determining the solvency or net worth of a Guarantor, its right of contribution from the other Guarantors shall be taken into account to the fullest extent permitted by law.

          3.   CONTRIBUTION.

               (a) The Guarantors desire to allocate among themselves in a fair and equitable manner their obligations arising under this Guaranty.
Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 3 shall not be construed in any way to limit the liability of any Guarantor hereunder. Any right of contribution which a Guarantor may have against any other Guarantor of the Guaranteed Obligations as a result of a payment pursuant to this Section 3 shall only be exercisable at such time and shall be subordinated as set forth in Section 13.

               (b) "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations.

               (c) "FAIR SHARE SHORTFALL" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

               (d) "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined in accordance with Section 2.

               (e) "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 3).

          4. EXTENSION OR RENEWAL OF GUARANTEED OBLIGATIONS; WAIVER. Each Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, that such Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligation and the guaranty herein made shall apply to the Guaranteed Obligations as so amended, renewed or altered. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that its guaranty of the Borrower's Obligations under this Guaranty will not be discharged except by complete performance by the Borrower or another Guarantor of such Obligations.

          5.   NATURE OF GUARANTY:  CONTINUING, ABSOLUTE AND UNCONDITIONAL.

               (a) This Guaranty is and is intended to be a continuing guaranty of payment when due of the Guaranteed Obligations, and not of collection, and is independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by the Banks or by the Agent, for the benefit of the Banks, therefor or with respect thereto, whether or not furnished by any Guarantor. Each Guarantor waives any right to require that any resort be had by the Agent or the Banks to any other Guarantor or to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any Bank in favor of the Borrower or any other Person. Upon the occurrence and during the continuance of any Event of Default, the Agent or the Banks may, at their sole election, proceed directly and at once, without notice, against any one or more of the Guarantors to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against the Borrower, any other Guarantor or any other Person, or against any security or collateral for the Guaranteed Obligations. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance hereon.

               (b) This Guaranty shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantors to be the final, complete and exclusive expression of the agreement among the Guarantors and the Agent, for the benefit of the Banks, with respect to the subject matter hereof.

               (c) The obligations of the Guarantors under this Guaranty are absolute and unconditional and shall not be impaired or discharged by:

                    (i) the failure of the Agent or the Banks to assert any claim or demand or to enforce any right or remedy against the Borrower, any other guarantor or any other party to a Collateral Document under the provisions of the Loan Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                    (ii) any extension, renewal or other alteration of any provision of the Loan Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                    (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                    (iv) the failure of the Agent or the Banks to assert any claim or demand or to exercise or enforce any right or remedy under the Loan Agreement, any Collateral Document or any other agreement or otherwise, or against any other guarantor of, or any other party which has provided security for, any of the Guaranteed Obligations;

                    (v) the sale, exchange, release, surrender, realization of or upon or the failure to perfect with respect to or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations;

                    (vi) the settlement or compromise of any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or any subordination of the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Agent, the Banks and the Guarantors;

                    (vii) application of any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agent or the Banks regardless of what liability or liabilities of the Borrower remain unpaid;

                    (viii) the act or failure to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation or contribution against the Borrower or any other guarantor to recover any payments made pursuant to this Guaranty; or

                    (ix) or any other act or agreement or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of a guarantor as a matter of law or equity.

               (d) Each Guarantor's obligation hereunder is to pay the Guaranteed Obligations in full when due according to the Loan Agreement to the extent provided herein, and such obligation shall not be affected by any stay or extension of time for payment by the Borrower resulting from any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended or replaced, or any similar federal or state law.

          6. NO DISCHARGE OR DIMINISHMENT OF GUARANTY. The obligations of the Guarantors under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason (other than if the Guaranteed Obligations have been indefeasibly paid in full, all commitments under the Loan Agreement have terminated and no Letters of Credit remain outstanding), including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or any discharge of the Borrower from any of the Guaranteed Obligations in a bankruptcy or similar proceeding or otherwise.

          7. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents, warrants and agrees as follows:

               (a) Such Guarantor (i) is a duly organized and validly existing corporation, in good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

               (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Mortgages and the other Collateral Documents to which it is a party (collectively, the "Subsidiary Agreements") and has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty and the Subsidiary Agreements. Such Guarantor has duly executed and delivered this Guaranty and the Subsidiary Agreements, and this Guaranty and the Subsidiary Agreements constitute its legal, valid and binding obligations enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty and the Subsidiary Agreements, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien or encumbrance upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or
(iii) will violate any provision of the organizational documents of such Guarantor.

               (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect or enforceability of this Guaranty and the Subsidiary Agreements by or against such Guarantor.

               (e) Except as set forth in EXHIBIT F to the Loan Agreement, there are no actions, suits or proceedings pending or, to the best knowledge of such Guarantor, threatened against or affecting such Guarantor. No judgment or order for the payment of money has been entered against such Guarantor which remains outstanding and unpaid.

               (f) There have been no changes in the business, properties, operations or condition, financial or otherwise, or prospects of such Guarantor since December 31, 1995, which could reasonably be expected to have a Material Adverse Effect.

               (g) Such Guarantor has received, or has the right hereunder to receive (including rights to contribution and subrogation), consideration which is the reasonably equivalent value of the obligations and liabilities that such Guarantor has incurred to the Agent and the Banks. Such Guarantor is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will such Guarantor be rendered insolvent by the execution and delivery of this Guaranty or any other Collateral Document to which it is a party. Such Guarantor is neither engaged nor about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Agent and the Banks incurred hereunder. Such

Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

               (h) The representations and warranties contained in the Loan Agreement as they pertain to such Guarantor are true and correct in all material respects.

          8.   COVENANTS.

               (a) Except as permitted in the Loan Agreement, each Guarantor will at all times preserve and keep in full force and effect its existence as a corporation, organized in its state of incorporation, and shall at all times preserve and keep in full force and effect all rights and franchises material to its business.

               (b) Each Guarantor shall comply in all material respects with all applicable material laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all material taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon unless such taxes, assessments or governmental charges are being diligently contested by such Guarantor in good faith.

               (c) Each Guarantor shall keep and maintain books, records and accounts with respect to its operations sufficient to enable it to prepare its financial statements in accordance with GAAP and shall permit the Agent and the Banks and their respective officers, employees and authorized agents to examine, copy and make excerpts from such books and records and to inspect the properties of such Guarantor both real and personal at any reasonable time.

               (d) No Guarantor shall, directly or indirectly, incur, create, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except pursuant hereto or as expressly permitted in the Loan Agreement.

               (e) Each Guarantor shall comply with all of the covenants, agreements, terms and conditions set forth in the Loan Agreement and the other Collateral Documents to the extent applicable to it.

          9. SECURITY. To secure timely payment of the Guaranteed Obligations and performance in full of the obligations related thereto, each Guarantor is concurrently herewith entering into (i) a Subsidiary Security Agreement pursuant to which such Guarantor is granting to the Agent, for the benefit of the Banks, a first priority (subject only to Permitted Liens) perfected security interest in substantially all of such Guarantor's personal property, (ii) if applicable, Mortgages pursuant to which such Guarantor is granting to the Agent, for the benefit of the Banks, a first priority (subject only to Permitted Liens) perfected lien in certain of such Guarantor's real property, and (iii) if applicable, a Subsidiary Pledge Agreement pursuant to which such Guarantor is granting to the Agent, for the benefit of the Banks, a first priority perfected security interest in the stock and securities owned by such Guarantor in any Subsidiary of such Guarantor.

          10. INFORMATION. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and its Subsidiaries and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Agent and the Banks shall not have any duty to advise such Guarantor of information known to any of them regarding such circumstances or risks.

          11. REINSTATEMENT. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, interest on or any other amount with respect to the Guaranteed Obligations is rescinded or must otherwise be restored by the Agent or any Bank upon the bankruptcy, insolvency or reorganization of the Borrower, any Guarantor or any other Person.

          12. USE OF PROCEEDS. Each Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right that the Agent and the Banks may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by acceleration or otherwise (including, without limitation, amounts that would have become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code), the Guarantors shall jointly and severally forthwith pay, or cause to be paid, in cash, to the Agent for the benefit of the Banks, an amount equal to the sum of the unpaid principal amount of such Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest, fees or other charges in any such bankruptcy proceeding) and all other Guaranteed Obligations then owed to the Agent or the Banks as aforesaid. All such payments shall be applied promptly, from time to time, by the Agent:

     FIRST, to the payment of the costs and expenses of any collection or other realization under this Guaranty, and all expenses, liabilities and advances made or incurred by the Agent or any Bank in connection therewith;

     SECOND, after payment in full of the amounts specified in the preceding subparagraph, to the payment in full of all other Guaranteed Obligations; and

     THIRD, after payment in full of all Guaranteed Obligations, to the Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

          13. SUBROGATION AND SUBORDINATION. Until the indefeasible payment in full of the Guaranteed Obligations, the termination of the Commitments under the Loan Agreement and the cancellation of all outstanding Letters of Credit, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, including, without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that the Agent or the Banks now have or may hereafter have against the Borrower or any other guarantor, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agent or the Banks. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and all outstanding Letters of Credit shall have been cancelled, each Guarantor shall withhold exercise of any right of contribution that such

Guarantor may have against any other guarantor of the Guaranteed Obligations under Section 3 hereof or at law or in equity or otherwise. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, such rights of subrogation, reimbursement or indemnification that such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution that such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights that the Agent and the Banks may have against the Borrower, to all right, title and interest the Agent or the Banks may have in any such collateral or security, and to any right the Agent or the Banks may have against such other guarantor. The Agent or the Banks may use, sell or dispose of any items of collateral or security as they see fit without regard to any subrogation rights arising out of this Guaranty that any Guarantor may have and, upon any such disposition or sale, any rights of subrogation that any Guarantor may have shall, with respect to the collateral disposed of, terminate. If any amount shall be paid to any Guarantor on account of subrogation rights at any time when all Guaranteed Obligations shall not have been paid in full in cash or the Commitments under the Loan Agreement shall not have been terminated, or any Letters of Credit shall remain outstanding, such amount shall be held in trust for the Agent, on behalf of the Banks, and shall forthwith be paid over to the Agent, for the benefit of the Banks, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement, the Notes or any applicable Collateral Document.

          14. DELAYS; OMISSIONS. No delay or omission by the Agent or the Banks in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

          15. MODIFICATION. Any term of this Guaranty may be amended and the observance of any term of this Guaranty may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the affected Guarantor and the Agent. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

          16. SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon the Guarantors and their respective successors and assigns; PROVIDED, HOWEVER, that no Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks and the Agent. This Guaranty shall inure to the benefit of the permitted successors and assigns of the Agent and the Banks, and, in the event of any transfer or assignment of rights by the Agent or any Bank, the rights and privileges herein conferred upon the transferring Agent or Bank shall automatically extend to and be vested in such permitted transferee or assignee, all subject to the terms and conditions hereof.

          17. RIGHT OF SET OFF. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing hereunder, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be unmatured. Such Bank agrees promptly to notify such Guarantor after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Banks may have. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Notes may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

          18. GOVERNING LAW. THIS GUARANTY, INCLUDING THE VALIDITY THEREOF, AND THE DUTIES, RIGHTS, POWERS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          19. ENFORCEMENT. EACH GUARANTOR (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF OHIO AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY OR THE SUBJECT MATTER HEREOF BROUGHT BY THE AGENT OR THE BANKS OR THEIR SUCCESSORS OR ASSIGNS AND (B) HEREBY WAIVES, AND

AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS GUARANTY OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY WAIVES AND AGREES NOT TO SEEK ANY REVIEW BY ANY COURT OF ANY OTHER JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF THE JUDGMENT OF ANY SUCH OHIO STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN. EACH GUARANTOR AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT AND THE BANKS. FINAL JUDGMENT AGAINST EACH GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE AGENT OR THE BANKS MAY AT THEIR OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST EACH GUARANTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH GUARANTOR, OR SUCH ASSETS, MAY BE FOUND.


          20. JURY TRIAL WAIVER.   EACH GUARANTOR WAIVES IRREVOCABLY, TO THE
EXTENT PERMITTED BY LAW, ALL RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE AGENT OR ANY BANK AND SUCH GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY OR THE NOTES OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE BANKS TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH BANK HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THE LOAN AGREEMENT AND THAT EACH BANK WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE BORROWER AND THE GUARANTORS. EACH GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS

WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARTIES HERETO AND THE AGENT AND EACH BANK), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS AND TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          21. NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Guaranty shall be in writing and shall be deemed to have been duly delivered and received if given in accordance with the provisions of the Loan Agreement with the address of the Guarantors being the address of the Borrower in the Loan Agreement.

          22. SEPARABILITY. If any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          23. AGENT. The parties hereby acknowledge and reaffirm that the Agent has been designated to act as agent for the Banks. All rights and remedies of the Banks hereunder may be exercised by the Agent on behalf of, and as agent for, the Banks. The Banks may, pursuant to the terms of the Loan Agreement, appoint a successor agent, who shall, upon appointment, succeed to all the rights and obligations of the Agent hereunder. Each Guarantor acknowledges that the rights of the Agent hereunder are for the benefit of each Bank, and that, upon the termination of the appointment of an agent under the Loan Agreement and the failure of the Banks to appoint a successor agent thereunder, the rights of the Agent under the covenants, conditions and agreements hereof shall inure to the benefit of the Banks. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may in good faith appoint one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Agent and the holders of the Guaranteed Obligations, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protections of such co-agent or separate agent similar to the provisions herein).

          24. SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Guaranty.

          25. PRONOUNS. Any pronoun used herein shall be construed in the person, number and gender which is appropriate in the context.

          26. COUNTERPARTS. This Guaranty may be executed in any number of counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          27. JOINDER. Upon the execution and delivery after the date hereof by any new or additional Subsidiary of an instrument in the form of ANNEX 1 attached hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect, notwithstanding the addition of any such new or additional Subsidiary as a party to this Guaranty.

     IN WITNESS WHEREOF, the Guarantors have caused this Subsidiary Guaranty to be duly executed as of the day and year first written above.

GUARANTORS:

THE ALBANY HERALD PUBLISHING COMPANY, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


GRAY KENTUCKY TELEVISION, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


GRAY REAL ESTATE & DEVELOPMENT COMPANY


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


GRAY TELEVISION MANAGEMENT, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


GRAY TRANSPORTATION COMPANY, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary

KTVE-TV, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


PORTA-PHONE PAGING, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


PORTA-PHONE PAGING LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


THE ROCKDALE CITIZEN PUBLISHING COMPANY


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


THE SOUTHWEST GEORGIA SHOPPER, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WALB LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary

WALB-TV, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WCTV LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WCTV OPERATING CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WJHG LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WJHG-TV, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WKYT LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary

WRDW LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WRDW-TV, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WKXT LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WKXT-TV, INC.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary


WYMT LICENSEE CORP.


By: /s/ Robert A. Beizer
   ___________________________
Name:  Robert A. Beizer
Its :  Secretary

                                     ANNEX 1

     SUPPLEMENT NO. ___, dated as of ________________, to the Subsidiary Guaranty, dated as of September __, 1996 (the "GUARANTY"), by and among the Subsidiaries of Gray Communications Systems, Inc. in favor of KeyBank, National Association, as agent(all capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Guaranty as the same may be hereafter amended or supplemented from time to time).

     The undersigned (the "NEW GUARANTOR") is a Subsidiary of the Borrower and is executing this Supplement in accordance with the requirements of the Loan Agreement and of the Guaranty to become a Guarantor under the Guaranty as additional consideration for any Loans previously made.

     Accordingly, the New Guarantor agrees as follows:

          1. In accordance with Section 27 of the Guaranty, the New Guarantor by signing below hereby agrees to become a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all of the terms and conditions of the Guaranty applicable to it as a Guarantor thereunder. Each reference to a "GUARANTOR" or the "GUARANTORS" in the Guaranty shall be deemed to include the New Guarantor, and the Guaranty is hereby incorporated by this reference.

          2. This Supplement shall become effective upon the execution hereof by the New Guarantor and the delivery of this Supplement to the Agent.

          3. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

          4. This Supplement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the New Guarantor has signed and delivered this Supplement to the Guaranty as of the day and year first above written.

                                        ______________________________

                                        By:________________________________
                                        Name :_____________________________
                                        Title:_____________________________